AMENDMENT NO. 1 TO JANUARY 15, 1992 AGREEMENT


               This  Agreement  dated  as  of  August 2,  1995 (this
          "Agreement") is entered into by and among Akorn, Inc., a Louisiana corporation ("Akorn"), the John N. Kapoor Trust dated September 20, 1989, as amended, (the "Trust"), John N. Kapoor ("Dr. Kapoor"), and EJ Financial Enterprises, Inc., a Delaware corporation ("EJ Financial").


                                  W I T N E S S T H:


               WHEREAS, the parties to this Agreement are parties to that certain Agreement dated as of January 15, 1992 (the "1992 Agreement") and desire to amend such Agreement to the extent set forth herein.

               NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

          Section 1.Definitions

               The  capitalized  terms  used   in  this  Agreement,  unless
          otherwise defined herein, have the meanings assigned to them in the 1992 Agreement.

          Section 2.  Amendment to Section 2(a)(ii) of 1992 Agreement

               Section  2(a)(ii) of the 1992 Agreement, which provides  for the forfeiture by EJ of 125,000 shares of Akorn common stock on the fourth anniversary of the Possible Transaction (January 15,
          1996) unless on or before such date the closing price per share of the common stock of Akorn on any business day during such period is $5.00 or greater, is hereby amended (a) to extend such forfeiture period to the close of business on January 15, 1998, the sixth anniversary of the consummation of the Possible Transaction, and (b) to provide that such forfeiture shall not occur if prior to the end of the forfeiture period (i) a person or group of persons acting in concert, other than Dr. Kapoor or a person or persons with whom Dr. Kapoor is acting in concert, as a result of action taken by or on behalf of such person or persons, becomes the beneficial owner of securities having more than 50% of the voting power of all of the outstanding voting securities of Akorn and (ii) no transaction has been approved by the Akorn Board of Directors prior to or in anticipation of the event described in clause (i) as a result of which the outstanding shares of Akorn common stock have been or are proposed to be converted into or exchanged for cash or other property having a value, in the reasonable judgment of the Akorn Board of Directors at the time of its approval of such transaction, of less than $5 per share. As used in the preceding sentence the term "beneficial owner" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. In consideration of such amendment Dr. Kapoor does hereby waive payments in the aggregate amount of $40,000 otherwise payable to him by Akorn for serving as Chairman of Akorn's Board of Directors.

          Section 3.Survival of 1992 Agreement

               Except as set forth expressly in this Agreement, the 1992 Agreement remains in full force and effect and shall be deemed to include this Agreement as though set forth in full therein.

               IN WITNESS WHEREOF, each party has executed or has caused this Agreement to be executed by its respective officer or trustee, thereunto duly authorized, as of the day first above written.


                                             AKORN, INC.


                                             By: /s/ Barry D. LeBlanc
                                                __________________________
                                                Barry D. LeBlanc, President


                                             JOHN  N.  KAPOOR  TRUST, dated
                                             September 20, 1989



                                             By: /s/ John N. Kapoor
                                                ___________________________
                                                John N. Kapoor, not
                                                individually, but solely as
                                                trustee


                                             EJ FINANCIAL ENTERPRISES, INC.



                                             By: /s/ John N. Kapoor
                                                __________________________
                                                John N. Kapoor, President



                                              /s/ John N. Kapoor
                                             ____________________________
                                             John N. Kapoor